UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 13, 2009

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On November 13, 2009, Scott Lewis, a member of the Board of Directors of Schnitzer Steel Industries, Inc. (the “Company”) and the trustee of the Scott A. Lewis Revocable Trust (the “Trust”), adopted a prearranged trading plan (the “Plan”) on behalf of the Trust in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s stock trading policies.  Rule 10b5-1 permits officers, directors and employees who are not in possession of material nonpublic information to adopt pre-arranged trading plans in the Company’s securities under specified conditions.

Mr. Lewis informed the Company that the sales to be effected pursuant to the Plan are to fund other obligations.  The Plan provides for the sale of up to 30,000 shares of the Company’s shares of common stock held by the Scott A. Lewis Revocable Trust in the open market at specified market prices, subject to specified limitations.  Sales pursuant to the Plan are expected to begin as early as January 2010 and will end no later than January 2013, unless earlier terminated in accordance with the terms of the Plan.  All stock sales under the Plan will be disclosed publicly through appropriate filings with the U.S. Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of the Company’s officers or directors, nor to report modifications or terminations of the Plan or the plan of any other individual.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: November 18, 2009	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President